KRONOS WORLDWIDE ANNOUNCES EARLY RESULTS
OF ITS EXCHANGE OFFER AND CONSENT SOLICITATION

DALLAS, TEXAS – February 5, 2024 – Kronos Worldwide, Inc. (NYSE: KRO) (the “Company”) today announced the early tender results in connection with the previously announced (i) offer to certain eligible holders to exchange up to €325 million principal amount of the outstanding 3.75% Senior Secured Notes due 2025 (the “Old Notes”) of Kronos International, Inc., the Company’s wholly-owned subsidiary (the “Issuer”), for newly issued 9.50% Senior Secured Notes due 2029 of the Issuer (the “New Notes”) plus additional cash consideration, upon the terms and conditions set forth in a Confidential Exchange Offering Memorandum and Consent Solicitation Statement dated January 23, 2024 (the “Exchange Offer”) and (ii) solicitation of consents by such eligible holders to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Existing Indenture”), which would conform the restrictive covenants in the Existing Indenture to the restrictive covenants of the New Notes (the “Consent Solicitation”).

The aggregate principal amount of Old Notes validly tendered and not validly withdrawn in connection with the Exchange Offer as of 5:00 p.m. Central European Time, on February 5, 2024 (the “Early Participation Expiration Date”) is listed in the table below. Tendered Old Notes may no longer be withdrawn except under limited circumstances as required by law.

Old Notes to be Exchanged: 3.75% Senior Secured Notes due 2025

Principal Amount Outstanding Prior to the Exchange Offer: €400,000,000

Maximum Acceptance Amount: As described below(1)

Old Note ISIN: XS1680282453 (144A) / XS1680281133 (Reg S)

Old Note Common Code: 168028245 (144A) / 168028113 (Reg S)

New Notes Description	New Notes Coupon	Maturity Date	Exchange Offer Consideration per €1,000 Old Notes Tendered on or prior to the Early Participation Expiration Date	Aggregate Principal Amount Tendered at the Early Participation Expiration Date	Aggregate Principal Amount Accepted at the Early Participation Expiration Date
9.50% Senior Secured Notes due 2029	9.50%	March 15, 2029	€850 principal amount of New Notes plus a cash payment in an amount equal to €150(2)	€374,035,000(3)	€325,000,000

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(1)	The “Maximum Acceptance Amount” means the maximum amount of Old Notes that will be accepted in the Exchange Offer, which shall be the principal amount of Old Notes that can be accepted for exchange in the Exchange Offer without exceeding €325,000,000 in aggregate principal amount of Old Notes exchanged in connection with the Exchange Offer or redeemed in connection with the Additional New Notes Offering (as defined below) and the application of the proceeds thereof.
(2)	Per €1,000 principal amount of Old Notes validly offered for exchange (and not validly withdrawn) and accepted for exchange in the Exchange Offer, exclusive of any accrued and unpaid interest, which will be paid in cash.
(3)	The aggregate principal amount of all Old Notes validly tendered and not validly withdrawn by the Early Participation Expiration Date exceeds the Maximum Acceptance Amount. Therefore, the Company does not expect to accept any additional Old Notes for exchange.

Although the Exchange Offer is scheduled to expire at 5:00 p.m., Central European Time, on February 21, 2024, because the aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the Early Participation Expiration Date exceeds the Maximum Acceptance Amount, the Company does not expect to accept for exchange any tenders of Old Notes after the Early Participation Expiration Date. Any Old Notes tendered after the Early Participation Expiration Date will be promptly credited to the account of the holder thereof maintained at either Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, and otherwise returned in accordance with the Exchange Offer. Old Notes validly tendered for exchange and not validly withdrawn on or prior to the Early Participation Expiration Date will be accepted in accordance with the proration procedures outlined in the Confidential Exchange Offering Memorandum and Consent Solicitation Statement.

The Company has received the requisite number of consents to adopt the Proposed Amendments with respect to the Old Notes that are subject to the Exchange Oﬀer and Consent Solicitation. Accordingly, it is expected that the Company and the trustee for the Old Notes will execute and deliver a supplemental indenture to amend the Existing Indenture eﬀecting the Proposed Amendments, which supplemental indenture will become operational on the early settlement date, which is expected to be on February 12, 2024.

As previously announced, concurrently with, but separate from, the Exchange Offer, the Issuer was offering for purchase up to €50 million aggregate principal amount of 9.50% Senior Secured Notes due 2029 (the “Additional New Notes”) pursuant to a Confidential Offering Memorandum dated January 23, 2024 (the “Additional New Notes Offering”), with such Additional New Notes to be fungible with the New Notes issued in the Exchange Offer, and with proceeds to be used to effect certain redemptions of Old Notes remaining outstanding after the Early Participation Expiration Date. Since Old Notes were tendered in an aggregate amount exceeding the Maximum Acceptance Amount, the Issuer is terminating the Additional New Notes Offering.

The Issuer will not receive any cash proceeds from the issuance and delivery of the New Notes in connection with the Exchange Offer. The Old Notes surrendered in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any state of other jurisdiction of the United States.

The Exchange Offer is subject to the satisfaction or waiver of certain conditions and will expire at 5:00 p.m., Central European Time, on February 21, 2024 (unless extended).

This press release does not constitute an offer to sell or purchase, a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The Exchange Offer and Consent Solicitation are being made solely pursuant to the Confidential Exchange Offering Memorandum and Consent Solicitation Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

About the Company

Kronos Worldwide, Inc., incorporated in Delaware in 1989, is a leading global producer and marketer of value-added titanium dioxide pigments, or TiO2, a base industrial product used in a wide range of applications. The Company, along with its distributors and agents, sells and provides technical services for its products to approximately 3,000 customers in 100 countries with the majority of its sales in Europe, North America and the Asia Pacific region. The Company believes it has developed considerable expertise and efficiency in the manufacture, sale, shipment and service of its products in domestic and international markets.

Forward Looking Statements

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements about the potential outcome or effect of the Exchange Offer. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

●	future supply and demand for the Company’s products;
●	the Company’s ability to realize expected cost savings from strategic and operational initiatives;
●	the extent of the dependence of certain of the Company’s businesses on certain market sectors;
●	the cyclicality of the Company’s business;
●	customer and producer inventory levels;
●	unexpected or earlier-than-expected industry capacity expansion;
●	changes in raw material and other operating costs (such as energy and ore costs);
●	changes in the availability of raw materials (such as ore);
●	general global economic and political conditions that harm the worldwide economy, disrupt the Company’s supply chain, increase material and energy costs or reduce demand or perceived demand for its TiO2 products or impair the Company’s ability to operate its facilities (including changes in the level of gross domestic product in various regions of the world, natural disasters, terrorist acts, global conflicts and public health crises such as COVID-19);
●	operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions, cyber-attacks, certain regional and world events or economic conditions and public health crises such as COVID-19);
●	competitive products and substitute products;
●	customer and competitor strategies;
●	potential consolidation of competitors;
●	potential consolidation of customers;
●	the impact of pricing and production decisions;
●	competitive technology positions;
●	potential difficulties in upgrading or implementing accounting and manufacturing software systems;
●	the introduction of trade barriers or trade disputes;
●	fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone and the Canadian dollar and between the euro and the Norwegian krone), or possible disruptions to the Company’s business resulting from uncertainties associated with the euro or other currencies;
●	the Company’s ability to renew or refinance credit facilities;
●	changes in interest rates;
●	the Company’s ability to maintain sufficient liquidity;
●	the ultimate outcome of income tax audits, tax settlement initiatives or other tax matters, including future tax reform;
●	the Company’s ability to utilize income tax attributes, the benefits of which may or may not have been recognized under the more-likely-than-not recognition criteria;
●	environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities);
●	government laws and regulations and possible changes therein including new environmental, health and safety or other regulations (such as those seeking to limit or classify TiO2 or its use); and
●	pending or possible future litigation or other actions

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

** The Company **

Kronos Worldwide, Inc. 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240, USA

** The Issuer **

Kronos International, Inc. 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240, USA

** The Dealer Manager and Solicitation Agent **

Deutsche Bank AG, London Branch: +44 20 7545 8011 (UK Number) / +1 (855) 287-1922 (Call U.S. Toll-Free) / +1 (212) 250-7527 (US Call Collect)

Investor Relations Contact:

Bryan A. Hanley

Senior Vice President & Treasurer

Tel: (972) 233-1700